Exhibit 2.2

P96000097556

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

800358712378

FILED
2021 JAN 28 P 5:16

01/29/21--01001--005 **41.75

JAN 28 PM 4:09

Amend.

FEB 01 2021

D CONNELL

FLORIDA CAPITAL COURIER SERVICES, INC
2330 CLARE DRIVE
TALLAHASSEE, FL 32309
(850) 524-5437
(850) 524-6243

____
(OFFICE USE ONLY)

Business Name & Document Number, (if known):

1. Xcelerate, Inc. P96000097556
Name **Document Number (if known)**

_x_ Walk in ____ Will wait

_X_ Certified Copy
___ **Certificate of Status**

NEW FILINGS

____ Profit
____ Not for Profit
____ Limited Liability
____ Domestication
_X____ INC

___ OTHER - Corp

AMENDMENTS

____ Amendment
____ Resignation of R.A. Officer/Director
____ Change of Registered Agent
____ Dissolution/Withdrawal
____ Conversion

____ Merger

OTHER FILINGS

____ Annual Report

____ Fictitious Name

____ Statement of Authority

___ APOSTIL () ____
COUNTRY

REGISTRATION/QUALIFICATIONS

___ Foreign Filing
___ Limited Partnership
___ Reinstatement

____ Trademark
_____ Other

EXAMINER'S INITIALS: ________

FLORIDA CAPITAL COURIER SERVICES. INC 2330 CLARE DRIVE TALLAHASSEE. FL 32309 (850)' 524 - 5437 (850) 524 - 6243 (OFFICE USE ONLY) Husiness Name & Document Number, (if known): t. X=c=c=lc r - a=tc=· I=n c. ---------- " - P 96 Q=O=O Q""9. . 7 . "'"55""6" -- _ Name Document Number (if known) _L Walk in Will wait _X_ Certilicd Copy Certificate of Status NE W FILINGS AMENDMENTS X Prolit Not for Profit Limited Liability Domestication INC Amendment Resignation of R.A. Otlicer/Director Change of Registered Agent Dissolution/Withdrawal Conversion OTHER - Corp Merger OTH£R FILINGS REGISTRATION/QUALIFICATIONS Annual Report Fictitious Name _Foreign Filing _Limited Partnership Reinstatement Statement of Authority APOSTII. () COUNTRY Trademark Other EXAMINER'S INITIALS : _

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Articles of Amendment
to
Articles of Incorporation
of

XCELERATE, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P06000097556

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable: N/A
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable: ***(Mailing address MAY BE A POST OFFICE BOX)*** N/A

2021 JAN 28 P 5:16

FILED

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent N/A

(Florida street address)

New Registered Office Address: ______________________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position

____
Signature of New Registered Agent, if changing

Check if applicable
The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added: N/A

(Attach additional sheets, if necessary)

Please note the officer director title by the first letter of the office title

P – President; V – Vice President; T – Treasurer; S – Secretary; D – Director; TR – Trustee; C – Chairman or Clerk; CEO – Chief Executive Officer; CFO – Chief Financial Officer. If an officer director holds more than one title, list the first letter of each office held President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation. Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach additional sheets, if necessary). (Be specific)

The First Paragraph of Article III of the Amended and Restated Articles of Incorporation shall be amended and restated to read as follows:

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 1,000,000,000 shares of common stock having a par value of $001 per share; and 25,000,000 shares of preferred stock having a par value of $0.0001 per share, with the specific terms, conditions, limitations and preferences to be determined by the Board of Directors without shareholder approval.

The remaining balance of Article III and the Amended and Restated Articles of Incorporation of the Company.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: ______________________, if other than the date this document was signed.

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and action was not required.

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________.
(voting group)

Dated 28 JANUARY 2021

Signature ______________________
(By a director, president or other officer — if directors or officers have not been selected, by an incorporator — if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael F. O'Shea
(Typed or printed name of person signing)

President/Secretary/Treasurer/Director
(Title of person signing)